Exhibit 1.1

31,200,000 Units

Gores Holdings XII, Inc.

UNDERWRITING AGREEMENT

[•], 2026

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

As Representative of the several Underwriters

Ladies and Gentlemen:

Gores Holdings XII, Inc., a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to you and, as applicable, to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representative”) are acting as representative, 31,200,000 units (the “Units”) of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 4,680,000 additional units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter. Certain capitalized terms used herein and not otherwise defined are defined in Section 23 hereof.

Each Unit consists of one Class A ordinary share in the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fourth of one warrant, where each whole warrant is exercisable to purchase one Class A Ordinary Share (the “Warrant(s)”). The Class A Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below) and (b) the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company that includes such audited balance sheet. Each whole Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50 per share during the period commencing thirty (30) days after the completion of an initial Business Combination (as defined below) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption; provided, however, that pursuant to the Warrant Agreement (as defined below), a warrant may not be exercised for a fractional share, so that only an even number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company will enter into an Investment Management Trust Agreement, effective as of the Closing Date, with Equiniti Trust Company, LLC (“Equiniti”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Shares (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company will enter into a Warrant Agreement, effective as of the Closing Date, with respect to the Warrants with Equiniti, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which Equiniti will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of July 14, 2026 (the “Founder’s Purchase Agreement”), with Gores Sponsor XII LLC, a Cayman Islands exempted limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 8,970,000 Class B ordinary shares, par value $0.0001 per share, of the Company (including the Class A Ordinary Shares issuable upon conversion thereof, the “Founder Shares”) (up to 1,170,000 of which are subject to forfeiture by the Sponsor depending on the extent to which the Underwriters’ over-allotment option is exercised), for an aggregate purchase price of $25,000. The Founder Shares are substantially similar to the Class A Ordinary Shares included in the Units except as described in the Prospectus. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

The Sponsor has entered into a Securities Assignment Agreement, effective as of the date hereof (the “Securities Assignment Agreement”), with each of the Company’s independent director nominees (each, a “Buyer”), pursuant to which the Sponsor transferred and assigned 25,000 of its Founder Shares to each Buyer (an aggregate of 75,000 Founder Shares) for an aggregate purchase price of $209.03.

The Company has entered into a Private Placement Shares Purchase Agreement, effective as of the date hereof (the “Share Subscription Agreement”), with the Sponsor, pursuant to which the Sponsor agreed to purchase an aggregate of 225,000 Class A Ordinary Shares (including if the over-allotment option is exercised in full), at a price of $10.00 per Class A Ordinary Shares (the “Private Placement Shares”). The Private Placement Shares are substantially similar to the Class A Ordinary Shares included in the Units, except as described in the Prospectus.

The Company will enter into a Registration Rights Agreement, dated as of the Closing Date, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Class A Ordinary Shares underlying the Founder Shares, the Private Placement Shares and the Class A Ordinary Shares that may be issued upon conversion of working capital loans.

The Company will cause to be duly executed and delivered certain letter agreements, each dated as of the Closing Date, between the Sponsor and each of the Company’s officers, directors, and director nominees, in the form filed as Exhibit 10.2 to the Registration Statement (each an “Insider Letter” and, together, the “Insider Letters”).

The Company has entered into an Administrative Services Agreement, effective as of the date hereof, with an affiliate of the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to such affiliate of the Sponsor an aggregate monthly fee of $20,000 for certain office space, utilities and secretarial and administrative support.

1.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission the Registration Statement (file number 333-[•]) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time and on the Closing Date and any settlement date, any individual Written Testing-the-Waters Communication (as defined herein) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, complied in all material respects with the Act, when considered together with the Statutory Prospectus, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The Company has filed with the Commission a Form 8-A (file number 001-[•]) providing for the registration under the Exchange Act of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared or used a Free Writing Prospectus.

(h) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters and the Administrative Services Agreement, and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus.

(k) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Class A Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Class A Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Company’s Amended and Restated Memorandum and Articles of Association (as amended from time to time, the “Amended and Restated Memorandum and Articles of Association”); and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or ownership interests in the Company are outstanding.

(l) The Securities have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment by the underwriters pursuant to this Agreement, will be validly issued.

(m) The Class A Ordinary Shares included in the Units have been duly authorized and, when issued and delivered by the Company against payment for the Securities by the Underwriters pursuant to this Agreement and the Amended and Restated Memorandum and Articles of Association and upon registration in the register of members of the Company, will be validly issued, fully paid and nonassessable.

(n) The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) The Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered by the Company against payment therefor pursuant to the Warrants, as applicable, and the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association and upon registration in the register of members of the Company, will be validly issued, fully paid and nonassessable. The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Class A Ordinary Shares (other than such issue and delivery at the time of issuance) has been duly and validly taken.

(p) Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(s) The Founder Shares are duly authorized, validly issued, fully paid and nonassessable.

(t) The Private Placement Shares, when issued and delivered upon the consummation of this offering, will be duly executed, authenticated and issued, and upon registration in the register of members of the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) The Trust Agreement has been duly authorized and will be executed and delivered by the Company, and, upon execution and delivery and assuming due execution and delivery by Equiniti, will be a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) The Warrant Agreement has been duly authorized and will be executed and delivered by the Company and, upon execution and delivery and assuming due execution and delivery by Equiniti, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Share Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Registration Rights Agreement has been duly authorized and will be executed and delivered by the Company and, upon execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Insider Letters to be executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company have been duly authorized and will be executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and, upon execution and delivery, will constitute valid and binding agreements of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Administrative Services Agreement has been duly authorized, and will be executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the affiliate of the Sponsor party thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(dd) Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Statutory Prospectus and the Prospectus, as each may be amended or supplemented, and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Securities Assignment Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ff) The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(gg) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Securities Assignment Agreement, the Share Subscription Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(hh) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ii) The Company does not have any expectation, understanding or agreement with any Underwriter for such Underwriter to provide any additional services to the Company after the consummation of the Offering relating to the initial Business Combination, the financing thereof or other related transactions. Any Underwriter’s provision of any such additional services in connection with the initial Business Combination will require the Company’s separate engagement of such Underwriter in connection with the initial Business Combination and the entry into a related written engagement agreement between such Underwriter and the Company setting forth the terms and conditions of the additional services to be provided by such Underwriter to the Company.

(jj) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(kk) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor, or the property of either of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ll) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(mm) Withum Smith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(nn) The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15 (e) under the Exchange Act to the extent required by such rule).

(oo) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(pp) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(qq) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of the Cayman Islands or any other non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(rr) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company, the Sponsor and, to the knowledge of the Company, its directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(uu) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of sanctions administered by OFAC or other economic sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or financing the activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is subject to any sanctions administered by OFAC or other economic sanctions. Since July 14, 2026 (the date of the Company’s inception), the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of any sanctions administered by OFAC or other economic sanctions.

(ww) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(xx) All information contained in the questionnaires (the “FINRA Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the FINRA Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(yy) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not identified any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated contact with any prospective acquisition target or had any substantive discussions, formal or otherwise, with respect to a possible initial Business Combination, or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(zz) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aaa) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other type of “underwriting compensation” as defined in FINRA Rule 5110(j)(22) of FINRA’s Conduct Rules and Supplementary Material .01 thereunder): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the 180-day period prior to the initial submission date of the Registration Statement, other than payments to the Underwriters pursuant to this Agreement.

(bbb) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial submission date of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company. No Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering has received any underwriting compensation in connection with a public offering that has not been completed according to the terms of an agreement entered into by the Company and a Participating Member in the Offering.

(ccc) Except as disclosed in the FINRA Questionnaires provided to the Representative, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(ddd) Except as disclosed in the FINRA Questionnaires provided to the Representative, no Company Affiliate is an owner of shares or other stock of any Member (other than securities purchased on the open market).

(eee) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(fff) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member or a related person (as defined in Rule 5110(j)(15) of the FINRA Manual) within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(ggg) Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial submission date of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member.

(hhh) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(iii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(jjj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lll) The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) The Company is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(ooo) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ppp) The Company has no securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(qqq) No governmental approvals are currently required in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of Class A Ordinary Shares, and, under current laws and regulations, any amounts payable with respect to the Class A Ordinary Shares (i) upon liquidation of the Company or upon redemption thereof and (ii) in the form of dividends or interest attributable to shareholders’ equity declared and payable on the Class A Ordinary Shares shall be paid by the Company in U.S. dollars and may be freely transferred out of the Cayman Islands; no such payments made to holders thereof or therein who are non-residents of the Cayman Islands are subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein, and such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(rrr) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands.

(sss) It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Cayman Islands.

(ttt) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the State of New York, such judgments will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided such judgment is given by a foreign court of competent jurisdiction, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, is final, is not in respect of taxes, a fine or a penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(uuu) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the material confidential information and Personal Data in their possession or under their control and used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied or are expected to be remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. For purposes of this Section 1, “Personal Data” means all information in any form or media that identifies, could be used to identify or is otherwise related to an individual person.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.	PURCHASE AND SALE.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.9919872 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in SCHEDULE I hereto, with such discount representing an underwriting commission of $0.0080128 per Unit, or $250,000 in the aggregate. This discount provided for immediately above shall be payable to the Representative upon the closing of the Company’s initial public offering. There will be no incremental upfront underwriting discounts and commissions payable if the over-allotment option is exercised.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,680,000 Option Securities at $10.00 per Unit. Said

option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, and subject to Section 5(g), the Company hereby agrees to pay to the Underwriters a deferred discount of $0.30 per Unit (including both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be subject to a pro rata reduction based on the extent of redemptions that reduce the amount of the Trust Account at the time of consummation of the initial Business Combination (or earlier in case of any other redemption event) and will otherwise be allocated to members of FINRA who have assisted in the consummation of the initial Business Combination, at the discretion of the Company. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Amended and Restated Memorandum and Articles of Association and the funds held under the Trust Agreement are distributed to the holders of the Class A Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis. For the avoidance of doubt (but subject to Section 11 hereof), the obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the Securities purchased by such Underwriter on the Closing Date or the Additional Closing Date.

3.	ISSUE AND DELIVERY AND PAYMENT.

Issue and delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 9:30 a.m., New York City time, on [•], 2026, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Issue and delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Issue and delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(a) Payment for the Underwritten Securities shall be made as follows: $311,750,000 of the net proceeds for the Underwritten Securities (including $9,360,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, along with such portion of the gross proceeds from the sale of the Private Placement Shares in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon issue and delivery to the Representative of the Underwritten Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If issue and delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to issue, sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(b) Payment for the Option Securities shall be made as follows: $10.00 per Option Security (including $0.30 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, along with such portion of the gross proceeds from the sale of the Private Placement Shares in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon issue and delivery to the Representative of the Option Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If issue and delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to issue, sell or deliver the Option Securities except upon tender of payment by the Representative for all the Option Securities.

If the option provided for in Section 2 hereof is exercised after the second Business Day prior to the Closing Date, the Company will issue and deliver the Option Securities (at the expense of the Company) to the Representative, at 437 Madison Avenue, New York, New York 10022 on the date specified by the Representative (which shall be at least two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will issue and deliver to the Representative on the settlement date for the Option Securities (such date, the “Option Closing Date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, negative assurance letters, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.	OFFERING BY UNDERWRITERS.

It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5.	AGREEMENTS.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of the Representative (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Class A Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Shares, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby and (4) issue securities in connection with a Business Combination, or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up set forth in Section 3 of the Insider Letters.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company (including local and special counsel); and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) [Reserved.]

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p) In no event will the amounts payable by the Company for office space, utilities and secretarial and administrative support exceed $20,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q) The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent entity that commonly renders valuation opinions, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. The Company may pay the Sponsor or any of the Company’s officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing the Business Combination; provided, however, that no such payment shall be made from the proceeds of the Offering deposited in the Trust Account prior to the consummation of the Business Combination.

(r) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Shares received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Representative and its counsel, prior to entering into the agreement or transaction relating to a Business Combination, a notification that includes: (i) the identity of the person or entity providing any such services; (ii) all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Shares to be held in the Trust Account to (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, amounts to fund certain of the Company’s working capital requirements, subject to a limit of up to $600,000 per year (plus the rollover of unused amounts from prior years) of interest earned on the funds held in the Trust Account (provided that, only $150,000, plus the rollover of unused amounts from prior years, of interest earned on the funds held in the Trust Account may be released to the Company during the three month period that will begin 24 months from the closing of the Offering if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the closing of the Offering), plus additional amounts to pay the Company’s tax obligations (which shall exclude the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 if any is imposed on the Company and shall not be subject to the $600,000 annual limitation (or $150,000 limitation) described above) (a “Permitted Withdrawal”). Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of (A) the consummation of the Company’s initial Business Combination, (B) the redemption of the Class A Ordinary Shares tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares held by Public Shareholders if the Company does not complete the Business Combination within 24 months of the Closing Date, or 27 months from the Closing Date if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the Closing Date, or such earlier date as the Company’s board of directors may approve, from the Closing Date, or (b) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, or (C) the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants outstanding from time to time.

(x) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue Class A Ordinary Shares, Warrants or any options or other securities convertible into Class A Ordinary Shares, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Ordinary Shares on a Business Combination.

(y) The Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) [Reserved.]

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association, as amended.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer.

(ff) The Company may consummate the initial Business Combination and conduct redemptions of the Class A Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Class A Ordinary Shares held by such shareholder for an amount of cash per share equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (y) any interest income earned on the funds held in the Trust Account not previously released to the Company pursuant to a Permitted Withdrawal, divided by (B) the total number of Class A Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, officers and directors have agreed to vote all of their Founder Shares and any other Class A Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Class A Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust

Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (2) any interest income earned on the funds held in the Trust Account not previously released to the Company pursuant to a Permitted Withdrawal, divided by (II) the total amount of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 24 months from the Closing Date, or 27 months from the Closing Date if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the Closing Date, or such later date as has been approved pursuant to a valid amendment to the Company’s Amended and Restated Memorandum and Articles of Association, or such earlier date as the Company’s board of directors may approve, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company pursuant to a Permitted Withdrawal, and less up to $100,000 of interest to pay dissolution expenses), divided by the amount of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Class A Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect (i) the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within 24 months from the Closing Date, or 27 months from the Closing Date if the Company has executed a definitive agreement for an initial business combination within 24 months from the Closing Date, or such earlier date as the Company’s board of directors may approve, or (iii) any other provision relating to shareholders’ rights or pre-Business Combination activity unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Statutory Prospectus and Prospectus.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(hh) Subject to the provisions of this paragraph, upon the consummation of the initial Business Combination, the Company and the Underwriters will jointly direct the Trustee to pay the Underwriters the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within 24 months from the Closing Date or 27 months from the Closing Date if the Company has executed a definitive agreement for an initial Business Combination within 24 months from the Closing Date, or such later date as has been approved pursuant to a valid amendment to the Company’s Amended and Restated Memorandum and Articles of Association, or such earlier date as the Company’s board of directors may approve, the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount. In the event that an Underwriter waives its right to the Deferred Discount and/or resigns from its role or roles in connection with the initial Business Combination (if any), the Company shall include customary disclosure to the extent required regarding such waiver and/or resignation in any registration statement, statutory prospectus, prospectus and proxy statement filed subsequent to such waiver and/or resignation in connection with the initial Business Combination, provide such Underwriter with a reasonable advance opportunity to comment thereon and give reasonable consideration to any comments made by such Underwriter and its representatives.

(ii) The Company will endeavor in good faith, in cooperation with the Representative to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Global Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(ll) Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,170,000 by (b) a fraction, (i) the numerator of which is 4,680,000 minus the number of Class A Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,680,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(mm) The Company will deliver to each Underwriter (or its agent), at or prior to the Execution Time, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

6.	CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or under Section 8A under the Securities Act shall have been instituted or threatened.

(b) The Company shall have requested and caused Weil, Gotshal & Manges LLP, counsel for the Company, to have furnished to the Representative its opinions and negative assurance letter, each dated the Closing Date and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c) The Company shall have requested and caused Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, to have furnished to the Representative its opinion, dated as of the Closing Date and addressed to the Representative, in a form reasonably acceptable to the Representative.

(d) The Representative shall have received from Ropes & Gray LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, each dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or under Section 8A under the Securities Act have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(g) The Company shall have requested and caused Withum to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period from July 14, 2026 (date of inception) through July 14, 2026, provided that the cutoff date shall not be more than two business days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k) The Securities shall be duly listed subject to notice of issuance on the Nasdaq Global Market, satisfactory evidence of which shall have been provided to the Representative.

(l) On the Effective Date, the Company shall have delivered to the Representative executed copies of the Securities Assignment Agreement, the Founder’s Purchase Agreement, the Share Subscription Agreement and the Administrative Services Agreement. On or prior to the Closing Date, the Company will deliver to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Insider Letters and the Registration Rights Agreement.

(m) At least one Business Day prior to the Closing Date, the Sponsor shall have caused the purchase price for the Private Placement Shares to be deposited into the Trust Account, such that the cumulative amount deposited into the Trust Account as of such Closing Date or Option Closing Date, as applicable, shall equal the product of the number of Units sold in the Offering as of such Closing Date or Option Closing Date, as applicable, and the public offering price per Unit as set forth on the cover of the Prospectus.

(n) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 5(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose or under Section 8A under the Securities Act shall have been instituted or shall have been threatened.

(o) The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Option Closing Date, confirming that the certificate delivered on the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Option Closing Date;

(ii) opinions and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(b) hereof;

(iii) opinions of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) opinions and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Representative, from Withum substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the cutoff date shall not be more than two business days prior to such Option Closing Date; and

(vi) such further information, certificates and documents as the Representative may reasonably request with respect to the issuance of such Option Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, negative assurance letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Ropes & Gray LLP, counsel for the Underwriters, at 1211 Avenue of the Americas, New York, New York 10036, Attention: Paul D. Tropp, unless otherwise indicated herein, on the Closing Date.

7.	REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than clauses (ii), (iii) or (vi) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “roadshow” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. For the Offering, the Company acknowledges that the following statements set forth under the heading “Underwriting” in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity: (x) the list of Underwriters and their respective roles and participation in the sale of the Securities, (y) the sentence related to the Underwriters’ intention not to make sales to discretionary accounts, and (z) the paragraphs related to stabilization, syndicate covering transactions and penalty bids.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions actually received by the Underwriters, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to paragraphs (c) and (d) of this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) In any proceeding relating to (i) the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY AN UNDERWRITER.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in SCHEDULE I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.	TERMINATION.

This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment any of the following has occurred: (i) trading in the Company’s Units, Class A Ordinary Shares or Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (iv) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States.

11.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.	NOTICES.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Santander US Capital Markets LLC , 437 Madison Avenue, New York, New York 10022, Attention: Ryan Kelley, with a copy to the Underwriters’ counsel at Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Christopher J. Capuzzi; or, if sent to the Company, will be mailed, delivered or telefaxed to Gores Holdings XII, Inc., 6260 Lookout Road, Boulder, CO 80301, fax: (303) 531-3200; Attention: Alec Gores, with a copy to the Company’s counsel at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153, Attention: Heather L. Emmel.

13.	SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.	NO FIDUCIARY DUTY.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

15.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.	INTEGRATION.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.	APPLICABLE LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.	WAIVER OF JURY TRIAL.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	WAIVER OF IMMUNITY.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waivers and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20.	COUNTERPARTS; ELECTRONIC SIGNATURES.

This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.	REGULATION BEST INTEREST.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

22.	HEADINGS.

The section headings used herein are for convenience only and shall not affect the construction hereof

23.	DEFINITIONS.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:15 p.m. (New York time) on the date of this Agreement.

“Business Combination Agreement” shall mean any business combination agreement entered into by the Company and one or more business combination targets, pursuant to which the Company will consummate its initial Business Combination.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Class A Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated August [•], 2026 relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Gores Holdings XII, Inc.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Santander US Capital Markets LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Santander US Capital Markets LLC	31,200,000

Total	31,200,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

Gores Holdings XII, Inc. priced 31,200,000 units at $10.00 per unit plus an additional 4,680,000 units if the underwriters exercise their over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Santander US Capital Markets LLC, Attn: ECM Syndicate, 437 Madison Avenue, New York, New York 10022, email: equity-syndicate@santander.us, tel: 833-818-1602 .

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Section 5(d) of the Act.